EXHIBIT 10.20
INTERNATIONAL DISTRIBUTOR AGREEMENT

AGREEMENT ("Agreement") effective 20th June 2005 , by and between Cooplab,Crl together with its affiliates and subsidiaries ("Distributor") and DiaSys Europe Ltd, Unit 5, The Sapphire Centre, Fishponds Road, Wokingham, Berkshire RG41 2QL England ("DiaSys").

1	BUSINESS FRAMEWORK

1.1	Products - This Agreement pertains to DiaSys diagnostic products, proprietary workstations ("Workstations") under the brand names R/S 2005 and FE5 and their replacement parts and accessories ("Spares"), Consumables, Parasep, RapydTests and all other DiaSys products, all as further listed on the attached Schedule A.

1.2	Business Purpose - Distributor hereby agrees to actively promote all products in the ("Territory") or as such Territory is mutually defined and is described on Schedule B and Schedule C. Promotion, by way of example only, means that Distributor will:

(a)	Direct its sales personnel and agents to actively recommend use of all products to their current and prospective customers.

(b)	Periodically present all Diasys products in Distributor's news bulletins and press releases where appropriate.

(c)	Exhibit all DiaSys products at appropriate trade shows within the Territory.

(d)	Include all DiaSys products in Distributor's clinical advertising.

(e)	Demonstrate all DiaSys products as and when requested by potential customers.

(f)	Import diagnostic products, workstations, spares and other DiaSys products in reasonable quantity to meet the needs of and support its active and prospective customers in the Territory.

(g)	Install Workstations and other DiaSys products and train customers in their proper use and maintenance and

(h)	Service Workstations and other DiaSys products as and when required.

1.3	Non-exclusive Appointment - DiaSys hereby appoints Distributor its non-exclusive sales and service agent in the Territory, as stated on the attached Schedule B, in furtherance of the Business Purpose, provided the Distributor refrains from seeking customers, and from establishing any branch offices, and from obtaining any distribution depot outside the Territory in relation to all DiaSys Products.

1.4	Business Relationship - The relationship between DiaSys and Distributor created by this Agreement is that of seller-buyer exclusively. Neither Party shall have authority, expressed nor implied, to assume or create any obligation on behalf of the other and neither shall have authority to represent the other in a capacity other than that expressly provided herein.

1.5	Certifications - At no cost to Distributor, DiaSys shall apply for certifications and/or government approvals reasonably necessary to import and sell Workstations and other Diasys products in the Territory. At no cost to DiaSys, Distributor shall assist DiaSys in identifying and obtaining necessary applications, providing translations where necessary, filing the application and monitoring the certification or approval process.

1.6	Term - This Agreement shall expire on 30th June 2006 unless extended upon the written agreement of the parties or terminated by either party due to an unresolved breach by the other.

1.7	Termination or Cancellation of Exclusivity - Should the Distributor fail to order and/or take delivery of at least €5000 in any six-month period, DiaSys may, upon thirty (30) day written notice, elect, in its sole discretion, to terminate this Agreement.

2.	TRAINING AND TECHNICAL SUPPORT

2.1	Initial Training - At no charge to Distributor, DiaSys shall provide a sales and service training course at a Distributor facility for up to six Distributor employees. Each party shall be responsible for the travel and entertainment expenses of its respective employees.

2.2	On-Going Training - On-going training will be conducted by DiaSys generally at no additional cost to Distributor so long as DiaSys can reasonably accommodate the place of training and frequency of requests in DiaSys' travel plan. Each party shall be responsible for the travel and entertainment expenses of its respective employees.

2.3	Technical Support - At no additional cost to Distributor, DiaSys shall provide Distributor with unlimited technical support by telephone, facsimile and/or E-mail during DiaSys normal working hours.

2.4	Marketing and Technical Bulletins - DiaSys shall, at no charge, provide Distributor with technical, advisory and marketing materials developed for Workstations and other DiaSys products in quantities and at times reasonably requested. At Distributor's request, DiaSys shall make available camera-ready copy for all non-textual artwork for the above materials.

2.5	English Language - All training courses, technical assistance and reading materials shall be in the English language, supported by interpretations and translations provided by Distributor.

3.	PRICE, ORDERS, DELIVERY, INVOICING, PAYMENT

3.1	Price - The purchase price for DiaSys Diagnostic products, Workstations, Spares and other products is set forth in the attached quotation. All prices are quoted in Euros (€) and do not include costs of service, applicable insurance costs, transportation charges, excise taxes, value-added taxes, sales or use taxes, and charges for shipment, rigging, drayage, and other applicable delivery charges or taxes.

3.2	Purchase Orders And Acceptance - All orders shall be in writing and shall set forth Product type, price, quantity, requested date of delivery, specific carrier and other such order-related terms ("Order"). DiaSys shall accept or reject each Order in writing within five (5) business days following receipt. DiaSys' failure to reject an order shall constitute acceptance. No term or condition of any Order or acceptance, which adds to or changes this Agreement, shall be legally binding on the parties unless intended and entitled an amendment to this Agreement.

3.3	Initial Order - Upon commencement of this Agreement, Distributor shall order Products in quantities reasonably required for adequate sales training and customer demonstrations. DiaSys shall provide Distributor with the lowest available price for such Products regardless of quantity.

3.4	Delivery - All Products are delivered F.O.B. DiaSys ("Delivery"). DiaSys may prepay and invoice Distributor separately for the cost of shipping, insurance, and similar expenses.

3.5	Invoices - DiaSys shall invoice Distributor upon Delivery. DiaSys will send its invoices to Distributor's Accounts Payable department by facsimile.

3.6	Payment Terms - Distributor shall pay for the Initial Order by wire transfer of funds prior to Delivery. Thereafter Distributor shall pay each invoice for any subsequent Delivery within strictly 30 days following receipt of such invoice. Payment shall be by wire transfer of funds to DiaSys' bank depository. DiaSys reserves the right to require a letter of credit to be posted or other evidence of secured payment established prior to shipment of any Products under any Order. Distributor agrees that it shall reimburse DiaSys for any costs of collection including court costs, solicitor's fees and travel expenses.

4.	WARRANTIES

4.1	No Defects - DiaSys hereby warrants that at the time of Delivery to the distributor, all Workstations purchased hereunder shall be free from defects in materials and workmanship and shall conform to the specifications published by DiaSys ("Warranty") for a period of One (1) year commencing at date of Delivery to the distributor ("Warranty Period").

4.2	Service And Repair

(a)	In-Warranty. Distributor shall provide trouble shooting and technical support to its customers in the Territory. In the event that a Workstation or Spare is found to be defective during the Warranty Period, Distributor shall replace such Workstation or Spare from its parts depot and hold such defective Workstation or Spare for DiaSys' instructions together with:

i	the name and address of Distributor's sales/service person to contact with questions concerning the Workstation or Spare;

ii	a description of the defect in the Workstation or Spare; and,

iii	a description of any remedial measures taken in the field to repair such Workstation or Spare. DiaSys, upon such inspection, shall reasonably determine whether such Workstation or Spare is defective under Warranty. If under Warranty, DiaSys will repair or replace such defective Workstation or Spare at no cost to Distributor.

(b)	Out-Of-Warranty. If Distributor requests DiaSys to repair or replace any Workstation or Spare after the Warranty Period has expired, Distributor shall pay all costs for such services including but not limited to all shipping costs from and to Distributor's facility where it is located. Distributor may elect to repair a Workstation, which is out of warranty, or to provide for such service through an independent third party. Upon such election, DiaSys will provide Distributor with assembly and service drawings for Workstations and Spares. All such Spares required by Distributor for repair of Workstations shall be purchased from DiaSys. Notwithstanding anything to the contrary contained herein, any repair or replacement performed by Distributor or such third party shall be effected by replacing Spares only and shall expressly exclude repairs or replacement of "chips" and/or "board-level" components and/or modification to the software or firmware of any Workstation or Spare.

4.3	Limitation - This Warranty is void if any party fails to maintain electrical power and environmental conditions described in DiaSys' published specifications or instructions, or if the Workstation or Spares, or any part thereof, have been subject to any unauthorised modification or use, accident, neglect, misuse, use of unauthorised software or media, tampering, or any event other than ordinary and/or authorised use.

4.4	Implied Warranty - Except as stated in this Section D, all guarantees, warranties, conditions, and representations, either expressed or implied, including but not limited to implied warranties of merchantability and fitness for a particular purpose, are expressly excluded.

5.	CONFIDENTIAL INFORMATION

5.1	Confidential Information - Each of the parties and any affiliate, as appropriate, shall take such steps as are reasonably required (including without limitation such steps as such party takes to protect its own proprietary information) to protect confidential and/or proprietary information supplied or revealed to it by the other party pursuant to this Agreement and shall not use such information except pursuant to this Agreement. Any confidential and/or proprietary information shall be in writing and clearly designated Confidential, or if initially disclosed orally, confirmed in writing as Confidential within thirty (30) days of disclosure.

Nothing in this Section E shall be construed to impose a confidentiality obligation on a party or its affiliates in connection with any information to the extent such information:

(i)	is at the time of disclosure already known to the receiving party (as clearly established by such party's records)

(ii)	is at the time of disclosure or subsequently becomes part of the public domain through no fault, act or omission of the receiving party

(iii)	is subsequently disclosed to the receiving party by a third party whose receipt and disclosure of such information does not, according to the receiving party's knowledge, constitute a violation of any confidentiality obligation; or

(iv)	is independently developed by the receiving party.

6.	GENERAL

6.1	Records - The parties agree to maintain complete and accurate files, books, and records with respect to the activities hereunder and all transactions relating to DiaSys Diagnostic products, Workstations or other Products including but not limited to those required by the export/import regulations of the United States, the United Kingdom and the agreed territory for Distributor.

6.2	Limitation Of Damage - In no event shall either party be liable to the other for special, indirect and/or consequential damages.

6.3	Construction

(a)	Section headings are included for convenience only and are not to be used to construe or interpret this Agreement.

(b)	No delay or failure of either Party in exercising any right or provision hereunder shall be deemed to constitute a waiver or a release of such right or provision.

(c)	The governing law and the place of jurisdiction for the settlement of any dispute will be in London, United Kingdom, under the laws of England.

If translated into another language for any reason, this English language version shall govern any interpretation or application of or dispute regarding the terms of this Agreement.

(d)	The foregoing represents the entire agreement of the Parties with respect to the subject matter hereof. No modification, amendment, rescission or other change shall be binding on either Party unless and until made in a single writing and signed by a duly authorised representative of each Party.

(e)	All attached schedules are incorporated and made a part of this Agreement.

(f)	Each provision of this Agreement whose effectuation requires survival of such provision beyond termination or expiration hereof shall survive without limitation.

(g)	This Agreement shall be binding upon all successors-in-interest, assigns, and heirs.

(h)	If, for whatever reason, any part, provision or paragraph of this Agreement is adjudicated illegal or in conflict with any pertinent and applicable law by a court having competent jurisdiction, then that part, provision or paragraph shall be severed from this Agreement and the Parties shall be bound under all remaining parts, provision and paragraphs herein.

IN WITNESS WHEREOF, the duly authorized officers of the parties hereto have hereunto set their signatures effective as of the day and year above written.

FOR: Distributor	FOR: DiaSys Europe Ltd.

S/ DR. JOAO R. DE OLIVIERA	S/ GREGORY WITCHEL

Title: Director	Title: Managing Director

Date: 29 June 2005	Date: June 30, 2005

SCHEDULE A

AUTHORIZED PRODUCT LIST

Cooplab, crl is authorised to sell the following products in accordance with the terms of DIASYS EUROPE LTD's Distributor Contract:

Mini-Parasep, no additive, 146000
Mini Parasep with 2.4mlbuffered formalin, 146200

Intestinal IQA Kits (CD, Atlas, Slides), 164400

RS 2005 Urine Sediment Analysis Workstation plus spares parts and assemblies Uriprep Tubes, RS0215

Fixatives, stains and reagents

FOR DIASYS EUROPE LTD:

Signature: ______________________________ Date: _______________

FOR DISTRIBUTOR:

Signature: ______________________________ Date: _______________

SCHEDULE B

TERRITORY

Distributor's Territory is as follows:

Portugal (Private Diagnostic Laboratory Sector)

FOR DIASYS EUROPE LIMITED:

Signature: ______________________________ Date: _______________

FOR DISTRIBUTOR:

Signature: ______________________________ Date: _______________

SCHEDULE C

MINIMUM PURCHASES

INITIAL STOCKING ORDER f

INITIAL STOCKING ORDER
	Specification	Units	€ Volume
Workstation - Urines
Urine Concentrators
FE2 Workstations
Parasite Concentrators	Mini Parasep	100	€5175
Stains
Atlases
Rapyd Tests
Electrophoresis

MINIMUM PURCHASES YEAR ONE
	Specification	Units	€ Volume
Workstation - Urines
Urine Concentrators
FE2 Workstations
Parasite Concentrators	Mini Parasep	200	€10350
Stains
Atlases
Rapyd Tests
Electrophoresis

FOR DIASYS EUROPE LIMITED:

Signature: ______________________________ Date: _______________

FOR DISTRIBUTOR:

Signature: ______________________________ Date: _______________